UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2016

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 29, 2016, Alaska Communications Systems Group, Inc. closed a purchase for the retirement of $10,000,000 aggregate principal amount of its 6.25% convertible notes due 2018, for cash consideration of $9,750,000. The amount of any convertible notes to be repurchased in the future, as well as the timing of any repurchases, will be based on business, market and other conditions and factors, including price, regulatory matters, contractual requirements or consents, and capital availability.

A press release announcing the repurchase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Alaska Communications Systems Group, Inc. Press Release dated February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Alaska Communications Systems Group, Inc. Press Release dated February 1, 2016.